UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 31, 2010

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On March 31, 2010, Supreme Corporation (“Supreme”), the wholly-owned subsidiary of Supreme Industries, Inc. (the registrant), together with certain of Supreme’s direct or indirect subsidiaries, entered into an amendment to the Credit Agreement with its lender, JPMorgan Chase Bank, N.A. (the “Bank”). The amendment waives (but only as of that date) existing defaults and redefines the financial covenants dealing with minimum tangible net worth and adjusted EBITDA requirements.  In addition, the amendment obligates Supreme and its subsidiaries to deliver to the Bank, as additional collateral, mortgages covering all real estate owned by Supreme and its subsidiaries. A copy of the amendment is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Master Amendment dated March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: April 6, 2010	By:	/s/	Robert W. Wilson
Robert W. Wilson
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Amendment dated March 31, 2010